SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2006
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Celanese Corporation announced today that it has reached an agreement with the minority shareholders of Celanese AG, its German subsidiary, to acquire their shares for EUR €66.99 per share, the same price offered by Celanese in May 2006. The total purchase price for the minority shares, representing 2 percent of the outstanding shares, is approximately USD $80 million. The minority shareholders have dismissed their legal actions challenging the completion of the acquisition of Celanese AG, which began in 2004.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 22, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Steven M. Sterin
	Name:	Steven M. Sterin
	Title:	Vice President and Corporate Controller

Date: December 22, 2006

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated December 22, 2006